UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2019 (September 30, 2019)

Global Medical REIT Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 440

Bethesda, MD

20814

(Address of Principal Executive Offices)
(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	GMRE	NYSE
Series A Preferred Stock, par value $0.001 per share	GMRE PrA	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2019, Global Medical REIT Inc. (the “Company”), Global Medical REIT L.P. (the “Operating Partnership”), as borrower, and certain subsidiaries of the Operating Partnership (such subsidiaries, the “Subsidiary Guarantors”) entered into an amendment (the “First Amendment”) to the amended and restated credit facility (the “A&R Credit Facility”) with BMO Harris Bank N.A., as Administrative Agent, which contains the following material amendments to the A&R Credit Facility:

•	Increase the borrowings under the term loan component (the “Term Loan”) of the A&R Credit Facility from $175 million to $300 million. This increase represents the exercise of the remaining $75 million accordion feature of the A&R Credit Facility (increasing the total capacity under the A&R Credit Facility to $500 million) as well as a re-allocation of $50 million from the revolver component of the A&R Credit Facility (the “Revolver”) to the Term Loan;

•	Add a new $150 million accordion feature to the A&R Credit Facility; and

•	Add Wells Fargo Bank as a lender on the A&R Credit Facility.

The First Amendment also (i) amends the restricted payments financial covenant by deferring implementation of the 95% AFFO payout limitation contained in Section 8.24(a) of the A&R Credit Facility from the fourth quarter of 2019 to the fourth quarter of 2020, and (ii) provides a mechanism for determining an alternative benchmark rate to LIBOR.

Upon the execution of the First Amendment, the A&R Credit Facility consisted of a $200 million capacity Revolver, a $300 million Term Loan and a $150 million accordion. The Subsidiary Guarantors and the Company continue to be guarantors of the obligations under the A&R Credit Facility. The amount available to borrow from time to time under the A&R Credit Facility is limited according to a quarterly borrowing base valuation of certain properties owned by the Subsidiary Guarantors.

In addition, on October 3, 2019, the Company entered into interest rate swaps, with an aggregate notional amount of $130 million and each with a maturity date of August 7, 2024, which effectively fixed the LIBOR component on the corresponding Term Loan balance on a weighted-average basis at 1.21%. These most recent interest rate swaps, combined with the previous interest rate swaps, effectively fixed the LIBOR component of the entire Term Loan balance on a weighted-average basis at 2.17%.

The above description of the terms and conditions of the First Amendment is only a summary of the material amendments to the A&R Credit Facility and is not intended to be a complete description of the terms and conditions. All of the terms and conditions of the A&R Credit Facility as amended by the First Amendment are set forth in Annex I to the First Amendment, which is filed as an exhibit to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Exercise of Accordion Feature on Credit Facility

The information disclosed above in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on October 3, 2019 announcing the First Amendment to the A&R Credit Facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 referenced in Item 9.01 below is being “furnished” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed by the Company pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	First Amendment to Amended and Restated Credit Facility Agreement, dated September 30, 2019, by and among Global Medical REIT L.P., Global Medical REIT Inc., the certain Subsidiaries from time-to-time party thereto as Guarantors, and BMO Harris Bank N.A., as Administrative Agent.
99.1	Press Release dated October 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Date: October 3, 2019